As filed with the Securities and Exchange Commission on July 27, 2004

                                      An Exhibit List can be found on page II-4.
                                                           Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ____________________________


                                AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                          REDOX TECHNOLOGY CORPORATION
                 (Name of small business issuer in its charter)

Delaware                                 3690                     55-0681106
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)


                       1141 Harbor Bay Parkway, Suite 203
                            Alameda, California 94502
                                 (510) 769-4600
                   (Address and telephone number of principal
               executive offices and principal place of business)

                           James R. Schuler, President
                          REDOX TECHNOLOGY CORPORATION
                       1141 Harbor Bay Parkway, Suite 203
                            Alameda, California 94502
                                 (510) 769-4600
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                       share (2)
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $.005 par value       18,000,000 (3)        $.03             $540,000               $68.42
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.005 par        1,500,000 (4)        $.03              $45,000                $5.70
 value issuable upon exercise
                  of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total       19,500,000                             $585,000               $74.12
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, par value $0.00005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 2, 2004, which was $.03 per share.

(3) Includes a good faith estimate of the shares underlying convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.005 per share to account for antidilution and price protection adjustments.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 27, 2004


                          REDOX TECHNOLOGY CORPORATION
                              19,500,000 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 19,500,000 shares of our common stock, including up to 18,000,000 shares of common stock underlying convertible notes and up to 1,500,000 issuable upon the exercise of common stock purchase warrants. The convertible notes are convertible into our common stock at the lower of $0.08 or 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "RDOX". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 26, 2004, was $.03.


     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Redox Technology Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          REDOX TECHNOLOGY CORPORATION


We have entered into exclusive license agreements with Screen Media Technology, a company established in Norway that provides mobile and advanced computing and communications solution and with Haynes Enterprises, Inc., which provides technologies in the areas of lighting, battery technology and light emitting polymer displays. The exclusive licenses provide us with the ability to market and sell all of the products and technologies of Screen Media and Haynes Enterprises in the United States. For the three months ended March 31, 2004, we generated no revenues and a net loss of $525,625. In addition, for the year ended December 31, 2003, we generated no revenue and had a net loss of $520,613. As a result of recurring losses from operations, our auditors, in their report dated April 15, 2004, have expressed substantial doubt about our ability to continue as going concern.


     Our principal offices are located at 1141 Harbor Bay Parkway, Suite 203, Alameda, California 94502, and our telephone number is (510) 769-4600. We are a Delaware corporation.

    The Offering

    Common stock  offered by selling  stockholders................Up to 19,500,000  shares,  including up to 18,000,000 shares of common stock underlying  convertible  notes in the amount of $750,000 and up to 1,500,000  issuable  upon the exercise of common stock  purchase  warrants at an exercise  price of
                                                                  $.005 per share, based on current market prices and assuming full  conversion  of the  convertible  notes  and  the  full exercise of the warrants  (includes a good faith estimate of
                                                                  the   shares   underlying   convertible   notes  and  shares
                                                                  underlying warrants to account for market fluctuations,  and
                                                                  antidilution    and    price     protection     adjustments,
                                                                  respectively).  This number  represents 19.6% of our current outstanding stock.



    Common stock to be outstanding after the offering.............Up to 99,512,938 shares

    Use  of   proceeds............................................We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling  stockholder  upon  exercise of the  warrants.  We expect to use the proceeds  received from the exercise of the  warrants,  if any, for general  working capital purposes.  However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock  underlying the warrants are not then registered pursuant to an effective registration  statement.
                                                                  In the event  that the  selling  stockholder  exercises  the warrants on a cashless basis, then we will not receive any





                                       5


                                                                 proceeds.   In  addition,  we  have  received  gross  proceeds
                                                                 $500,000  from  the  sale  of the  convertible  notes  and the investors are obligat  provide us with an additional  $250,000
                                                                 within  five  business  da  this  prospectus   being  declared
                                                                 effective,  assuming  that we a compliance  with all the terms and conditions of the  Securities Pur Agreement.  The proceeds received  from  the sale of the  convertible  will be used for business development  purposes,  working capital n pre-payment of interest,  payment of consulting  and legal fee  short-term borrowing repayment.




    Over-The-Counter Bulletin Board Symbol........................RDOX


Explanatory Note: On April 27, 2004, we entered into a Securities Purchase Agreement with four accredited investors. Any issuance of shares of common stock pursuant to this Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock from 100,000,000 to 300,000,000 and filing the Certificate of Amendment to our Certificate of Incorporation. We filed a revised definitive proxy statement on July 23, 2004 with the Securities and Exchange Commission, setting a shareholders meeting on August 31, 2004, at which we will ask the shareholders to approve an increase in our number of authorized shares of common stock. We intend on filing the Certificate of Amendment to our Certificate of Incorporation as soon as the increase in authorized common stock is approved by our shareholders. We are registering 19,500,000 shares of common stock pursuant to this prospectus that are underlying the convertible notes and warrants issued in connection with the Securities Purchase Agreement. Upon filing the Certificate of Amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to the Securities Purchase Agreement.


     The above information regarding common stock to be outstanding after the offering is based on 80,012,938 shares of common stock outstanding as of June 2, 2004 and assumes the subsequent conversion of our issued convertible notes, with interest, and exercise of warrants by our selling stockholders.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 27, 2004 for the sale of (i) $750,000 in convertible notes and (ii) warrants to buy 1,500,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these convertible notes and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

          o    $250,000 was disbursed on April 27, 2004;


          o    $250,000was disbursed on June 11, 2004; and


          o $250,000 will be disbursed within five business days of the effectiveness of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.


Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

     The notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.08 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of July 26, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.02 and, therefore, the conversion price for the convertible notes was $.011. Based on this conversion price, the $750,000 convertible notes, excluding interest, were convertible into 68,181,819 shares of our common stock.

The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible notes.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.


     We incurred net losses of $520,613 for the year ended December 31, 2003 and $707,934 for the year ended December 31, 2002. For the three months ended March 31, 2004, we incurred a net loss of $525,625. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

     We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $750,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.


     In their report dated April 15, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2003 in the amount of $520,613. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.


If We Are Unable to Retain the Services of Mr. Schuler or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

     Our success depends to a significant extent upon the continued service of Mr. James Schuler, our President. Loss of the services of Mr. Schuler could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Schuler. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The battery and lighting industry is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

We Rely on Our License Agreements With Screen Media Technology and Haynes Enterprises for the Development of Our Products, and the Termination of Either License, Could Have a Material Adverse Impact on Our Business.

We have recently executed licensing agreements with Screen Media Technology and Haynes Enterprises, and we intend to focus our business on the products developed under these licensing agreements. We will rely upon Screen Media and Haynes Enterprises to protect and enforce intellectual property rights held by them, relating to the licensed technology. Our licenses could terminate if we fail to perform any material term or covenant under the license agreements. The occurrence of any of these events could have a material adverse impact on our business.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

The Commercial Success of the Light Emitting Polymer and Flexible Batteries Industries Depends on the Widespread Market Acceptance of Light Emitting Products.

The market for light emitting applications and their flat, flexible batteries is emerging. Our success will depend on consumer acceptance of these technologies as well as the success of the commercialization within those markets. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our technology in these markets.

The Microdisplay Systems Business is Intensely Competitive.

We do business in intensely competitive markets that are characterized by rapid technological change, changes in market requirements and competition from both other suppliers and our potential customers. Such markets are typically characterized by price erosion. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Our ability to compete successfully will depend on a number of factors, both within and outside our control. We expect these factors to include the following:

     o our success in designing, manufacturing and delivering expected new products, including those implementing new technologies on a timely basis;

     o our ability to address the needs of our customers and the quality of our customer services;

     o the quality, performance, reliability, features, ease of use and pricing of our products;

     o    successful expansion of our manufacturing capabilities;

     o our efficiency of production, and ability to manufacture and ship products on time;

     o    the  rate  at  which  original   equipment   manufacturing   customers
          incorporate our product solutions into their own products;

     o    the market acceptance of our customers' products; and

     o    product or technology introductions by our competitors.

Our competitive position could be damaged if one or more potential customers decide to manufacture their own microdisplays, using micropolymers or alternate technologies. In addition, our customers may be reluctant to rely on a relatively small company such as us for a critical component. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

Competing Products May Get to Market Sooner Than Ours.

Our competitors are investing substantial resources in the development and manufacture of microdisplay systems using alternative technologies such as active matrix electroluminescence and scanning image systems, and transmissive active matrix.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

     As of June 2, 2004, we had 80,012,938 shares of common stock issued and outstanding and convertible notes outstanding that may be converted into an estimated 22,727,273 shares of common stock at current market prices, and outstanding warrants to purchase 500,000 shares of common stock and an obligation to issue warrants to purchase 1,000,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.


     Our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 26, 2004 of $0.03.


                                   With             Number             % of
% Below        Price Per          Discount         of Shares       Outstanding
 Market         Share              at 45%           Issuable          Stock
-------        ---------          --------        ------------     -----------
25%            $.0225             $.012375          60,606,061         43.10%
50%            $.015              $.00825           90,909,091         53.19%
75%            $.0075             $.004125         181,818,182         69.44%

     As illustrated, the number of shares of common stock issuable upon conversion of our convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Convertible Notes May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

     The convertible notes are convertible into shares of our common stock at a 45% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

     The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible notes. Accordingly, we have allocated and registered 18,000,000 shares to cover the conversion of the convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

     In April 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $750,000 principal amount of convertible notes. The convertible notes are due and payable, with 12% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 convertible notes outstanding, the investor is obligated to purchase additional convertible notes in the aggregate of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible notes will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o    that  a  broker  or  dealer   approve  a  person's   account  for
               transactions in penny stocks; and

          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and

          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and

          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, upon the expiration of 105 days from the date of issuance of the warrants, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $250,000 from the sale of the convertible notes and the investors are obligated to provide us with an additional $500,000; $250,000 within five business days of the filing of this registration statement, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement and $250,000 within five business days of this prospectus being declared effective, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement. The proceeds received from the sale of the convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of legal fees and payment of licensing fees.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Our common stock is quoted on the OTC Bulletin Board under the symbol "RDOX".

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                    High($)          Low ($)
                                    ------           --------

    2002
  First Quarter                      $ 0.20           $0.11
  Second Quarter                       0.31            0.08
  Third Quarter                        0.11            0.05
  Fourth Quarter                       0.10            0.04

  2003
  First Quarter                     $  0.05            0.01
  Second Quarter                       0.08            0.03
  Third Quarter                        0.05            0.01
  Fourth Quarter                       0.13            0.02

  2004
  First Quarter                        0.13            0.03
  Second Quarter (1)                   0.05            0.02


(1)  As of July 26, 2004


HOLDERS

     As of June 2, 2004, we had approximately 1,414 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

          o    discuss our future expectations;
          o contain projections of our future results of operations or of our financial condition; and
          o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Plan of Operation

     On April 16, 2004, we entered into exclusive licensing agreements for technologies developed by Haynes Enterprises and Screen Media Technology AS, two companies owned by our President, James Schuler. The licensing agreements are exclusive in area to the United States of America. In consideration of the granting of such licenses, we shall pay to each Haynes Enterprises and Screen Media Technology $25,000 within 90 days and we issued 3,000,000 shares of our common stock to Screen Media Technology and 2,000,000 shares of our common stock to Haynes Enterprises upon execution of the agreements. In addition, we will pay 2.5% of our net sales under each licensing agreement. Under the terms of each licensing agreement, we are required to make minimum royalty payments each year as follows:

         Year One                   $100,000
         Year Two                   $250,000
         Year Three                 $500,000
         Year Four                  $750,000
         Year Five and after      $1,000,000

     In the event that we are unable to reach the guaranteed minimum royalty payments each year, we are required to make up the difference in cash.

     Screen Media owns the rights to certain hardware and software technologies as well as custom applied technologies. The Exclusive License will provide Redox with the ability to market and sell all of the products and technologies of Screen Media in the United States. The exclusive license will provide us with the initial rights to current products and solutions developed by Screen Media and potentially new products and applications for the existing technologies that may be developed for the marketplace as long as the license agreement remains in effect.

     Haynes Enterprises, Inc. provides technologies in the areas of lighting, battery technology and light emitting polymer displays. This exclusive license also will provide us with the initial rights to current products and solutions developed by Haynes Enterprises and potentially new products and applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect.

     The Licensors and their products are described below:

Screen Media Technology AS

     Screen Media develops software and accompanying hardware designed for optimal performance in a variety of software applications and builds on open standards and is not exclusive to the Linux based embedded software platform used by Screen Media Technology. The software platform is modular, allowing easy adaptation to tailor made solutions for various enterprise and high-end consumer needs.

The Screen Media "Free Pad"

     Screen Media's Free Pad is a Linux-based "Communications Convergent" thin client device. It allows workers or customers to surf the web, do e-mail, watch TV and movies, listen to MP3's and internet radio, talk on the phone, pay bills, as well as a host of other potential vertical applications from their home, classroom, office, factory or hanger-wirelessly across both Wireless Fidelity
(WiFi) and cellular networks.

     The Free Pad uses any 802.11x wireless- or GSM cellular network, and provides access anywhere for a wide range of user applications. The LINUX based embedded software platform is stable in operation with modern and flexible design features supporting multiple applications with expansion options.

Haynes Enterprises, Inc.

     Haynes Enterprises is a technology company developing proprietary methods of producing flat, flexible, fluorescent lighting, light emitting polymer displays and flat flexible batteries.

Light Emitting Microsphere (LEM) Technology

     Haynes Enterprise is developing light emitting microspheres for screen-printing flat flexible fluorescent lighting capable of emitting visible and ultraviolet light. This process eliminates the need for mercury vapor, enabling an inexpensive, safer, environmentally friendly replacement for the current fluorescent lighting used in computers, television and industrial applications, to deliver higher brightness, longer life, flexibility, and energy efficiency. Market demand at present is being met by, tubular fluorescent lighting, tubular neon lighting, and light emitting diode signs.

Light Emitting Polymer (LEP) Technology

     Haynes Enterprise is developing unique lamp constructions and ink formulations for screen-printing flat flexible light emitting polymer displays. This process allows low cost manufacturing and uniform light emission across the entire surface of displays.

Flat Battery Technology

     Haynes Enterprise is currently developing a flat, flexible, screen-printed method of producing batteries to be incorporated into printed display applications utilizing screen-printed polymer lighting. This proprietary system will address the need for applications with limited space requiring increased flexibility such as printed ads.

Marketing Strategy

     By the third quarter, we intend to retain a marketing firm to develop a twenty four month sales and marketing plan. Our marketing consultant will begin executing its process of product-information dissemination and its product fulfillment plan. Strategic branding, or creating name recognition through advertising in trade publications and other traditional formats, will be a primary focus of our marketing consultant. We believe our marketing plan will progress in three phases, and we anticipate our marketing costs to run approximately $100,000, which costs will not begin to in incur until the third quarter of 2004.

     Phase 1 involves establishing a plan of critical reactive measures designed to provide us with the ability to react immediately to existing market conditions with the launching of our product. This plan is designed to help us:

     1. field product inquiries precipitated by marketing and public relations processes already in motion;

     2. set up a preliminary mechanism to deliver a consistent brand message to consumer and other potential buyers;

     3. provide a preliminary method to capture critical relationship data from potential consumers precipitated by any public relations and marketing efforts; and

     4. provide a basic infrastructure of product design and information from which to build a solid program of marketing and fulfillment.

     The design and functional specifications for a full e-commerce/marketing site will be developed during the end of Phase 1 for implementation in Phase 2.

     Phase 2 will include the tactical deployment of a targeted functional Web site. The design of the site will be based on the functional requirements identified in Phase l. Market and brand data that has been collected in Phase 1 will be analyzed and converted to action items designed to continue to build brand identity and design direction for implementation of the logo/mark and any specified marketing verbiage across the appropriate marketing channels. Phase 2 will also involve: (i) exploration of the user interface regarding user's alignment to the established brand and target market; (ii) product collateral not developed in Phase 1 (such as user guides, compatibility guides, point-of-sale collateral, brochures, etc.) will be developed during this Phase.

     Phase 3 involves monitoring, budgeting and planning for the projected life-cycle of the brand as well as adjusting those processes developed in prior phases. Once we have established brand identity and begins its implementation of an effective method of product information dissemination and fulfillment, Phase 3 will focus on building brand equity across multiple channels. This could include the introduction of an effective media plan for online/offline exposure, development of ad campaigns, banner campaigns, possible introduction of additional or co-brand synergies within our Company, development of external marketing synergies through co-branding, bundling, partnering and other promotional opportunities.

     All three phases can be accomplished within a 60-90 day period, and can begin upon completion of testing and release of test data for publication.

Revenue Generation: We hope to generate revenue from essentially three sources:

     1. Original Equipment Manufacturers (OEMs) will pay a royalty to the Company, based on a negotiated sub-license agreement to be drafted on a per OEM basis, for each upload of our software during their own manufacturing process. Our per-unit price will be negotiated with OEMs based on our estimated volume with each OEM.

     2. Software companies will pay a royalty to the Company, based on a negotiated sub-license agreement to be drafted on a per company basis, for each unit sold.

     3. Our Licensors, Screen Media Technology, AS and Haynes Enterprises both provide us with the ability to sell and sublicense products and technologies for which each licensor will receive royalties and we will generate revenues from sales.

     We do not expect to purchase any significant equipment over the next twelve months. We also do not expect any significant changes in the number of employees.

     Battery Technologies: Our plan of operations does not include our battery technology. It is our objective to generate revenue through our licensing agreements over the next 12 to 24 months, and a portion of our profits will be used to complete the product development and marketing plan necessary to launch this technology. We expect, through our license agreement with Haynes Enterprises, to generate additional revenues from that entity's battery technology.

Operating Data:

     There was no revenue from sales and ancillary income for the calendar year ended December 31, 2003 or the first three months ended March 31, 2004.

     General and Administrative expenses (operating expenses) were $199,666 in cash and $231,333 in common stock for the year ended December 31, 2003 and $221,729 in cash and $368,422 in common stock for the year ending December 31, 2002. For the first three months ended March 31, 2004, our operating expenses were $48,428 in cash and $464,468 in common stock.


Liquidity & Capital Resources


     Based upon our net loss from inception to December 31, 2003 of $5,753,715, our current rate of cash consumption, the uncertainty of liquidity- related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.


     The successful implementation of our business plan has required, and will require on a going forward basis, substantial funds to finance (i) continuing operations, (ii) further development of our enterprise software technologies, and (iii) settlement of existing liabilities including past due payroll obligations to its employees, officers and directors. There can be no assurance that we will be successful in raising the necessary funds.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 27, 2004 for the sale of (i) $750,000 in convertible notes and (ii) warrants to buy 1,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

          o    $250,000 was disbursed on April 27, 2004;

          o    $250,000 was disbursed on June 11, 2004; and

          o $250,000 will be disbursed within five business days of the effectiveness of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.

     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement. These funds from the sale of the convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and short-term borrowing repayment.

     The notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.08 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                                    BUSINESS

ORGANIZATION

     We initially were incorporated as DCUSA, Inc. under the laws of Delaware on April 28, 1988, organized as a "blind pool", meaning that we had no business plan of our own but was organized to acquire or merge with an active business. Initially, we were a wholly-owned subsidiary of Family Health Systems, Inc.
which held 3,000,000 shares of our common stock. Pursuant to a Registration Statement which was declared effective on August 2, 1988, the 3,000,000 shares were distributed as a dividend to approximately 900 Family Health Systems, Inc. stockholders, effectively spinning-off us as an independent entity.

     In early 1993, we entered into a relationship with Richard Szymanski who, on April 9, 1993, assigned his recently filed Patent Application for an "Emergency Reserve Battery" to us in exchange for 15,000,000 shares of our common stock. As a result, Mr. Szymanski owned approximately 82% of our then issued and outstanding common stock. On June 1, 1993 our name was changed to our present name, "Redox Technology Corporation."

BUSINESS HISTORY

     From 1993 until approximately 1996, we were engaged in developing the "Emergency Reserve Battery." The product was, essentially, a single-use battery which would be attached to a car battery as a reserve unit. In the event that the regular battery was fully discharged and unable to start the car, the driver would activate the reserve battery, releasing the electrolyte and charging instantly the reserve battery that would then be used to start the car. We built prototypes, attempted to market it to many battery manufacturers, and attempted to secure financing to support manufacture of the product. However, during the same period there were significant changes in battery technology, especially the chemistry including new electro-chemical engineering and processes (such as
lithium  metal  batteries)  which  offered  higher  energy  densities   (storage
capacity) than our product. As a result, we became engaged in product development efforts in a search for greater energy density and more flexibility, and the product was never produced and sold.

     As a result of his efforts, Mr. Szymanski became aware of the work being done by Professor Licht at Clark University in Worcester, Massachusetts. At that time, our battery was based on an alloy of aluminum, magnesium and zinc as the anode with a carbon-based cathode. Professor Licht was working with aluminum as the anode and sulfur and poly-sulfide as the cathode. Mr. Szymanski began working with Clark University and in September, 1998, after about three years of investigation and negotiations, the Company obtained a Patent License Agreement from Clark University. Unfortunately, due to cash flow limitations, we were delinquent in making payments, and the license was revoked during the reporting period.

     Subsequently, we decided to diversify into software technology licensing. During the year 2000, we acquired the world wide exclusive licensing rights for two new computer software technologies: (i) Divine Logic 2000 (also referred to as nCRYPTfx); and (ii) ONSLR e2000. Various stages of independent testing was conducted on the software, however, due to financial considerations, final independent testing and reports were not pursued. As a result, although we have various software licenses, we have not marketed or generated revenue from them and we currently do not have any plans to do so in the immediate future.

NEW BUSINESS

     On April 16, 2004, we entered into exclusive licensing agreements for technologies developed by Haynes Enterprises and Screen Media Technology AS, two companies owned by our President, James Schuler. The licensing agreements are exclusive in area to the United States of America. In consideration of the granting of such licenses, we shall pay to each Haynes Enterprises and Screen Media Technology $25,000 within 90 days and we issued 3,000,000 shares of our common stock to Screen Media Technology and 2,000,000 shares of our common stock to Haynes Enterprises upon execution of the agreements. In addition, we will pay 2.5% of our net sales under each licensing agreement. Under the terms of each licensing agreement, we are required to make minimum royalty payments each year as follows:

         Year One                   $100,000
         Year Two                   $250,000
         Year Three                 $500,000
         Year Four                  $750,000
         Year Five and after      $1,000,000

     In the event that we are unable to reach the guaranteed minimum royalty payments each year, we are required to make up the difference in cash.

Haynes Enterprises

     Haynes Enterprises is a technology company developing proprietary methods of producing flat, flexible, fluorescent lighting, light emitting polymer displays and flat flexible batteries.

Light Emitting Microsphere (LEM) Technology

     Haynes Enterprise is developing light emitting microspheres for screen-printing flat flexible fluorescent lighting capable of emitting visible and ultraviolet light. This process eliminates the need for mercury vapor, enabling an inexpensive, safer, environmentally friendly replacement for the current fluorescent lighting used in computers, television and industrial applications, to deliver higher brightness, longer life, flexibility, and energy efficiency. Market demand at present is being met by, tubular fluorescent lighting, tubular neon lighting, and light emitting diode signs.

Light Emitting Polymer (LEP) Technology

     Haynes Enterprise is developing unique lamp constructions and ink formulations for screen-printing flat flexible light emitting polymer displays. This process allows low cost manufacturing and uniform light emission across the entire surface of displays.

Flat Battery Technology

     Haynes Enterprise is currently developing a flat, flexible, screen-printed method of producing batteries to be incorporated into printed display applications utilizing screen-printed polymer lighting. This proprietary system will address the need for applications with limited space requiring increased flexibility such as printed ads.

Screen Media Technology

     Screen Media develops software and accompanying hardware designed for optimal performance in a variety of software applications and builds on open standards and is not exclusive to the Linux based embedded software platform used by Screen Media Technology. The software platform is modular, allowing easy adaptation to tailor made solutions for various enterprise and high-end consumer needs.

The Screen Media "Free Pad"

     Screen Media's Free Pad is a Linux-based "Communications Convergent" thin client device. It allows workers or customers to surf the web, do e-mail, watch TV and movies, listen to MP3's and internet radio, talk on the phone, pay bills, as well as a host of other potential vertical applications from their home, classroom, office, factory or hanger-wirelessly across both Wireless Fidelity
(WiFi) and cellular networks.

     The Free Pad uses any 802.11x wireless- or GSM cellular network, and provides access anywhere for a wide range of user applications. The LINUX based embedded software platform is stable in operation with modern and flexible design features supporting multiple applications with expansion options.

Features include:

     o    Fast wireless communication
     o    Internet Browsing
     o    Video and audio streaming
     o    Telephony & Messaging
     o    Remote server connection
     o    Smartdisplay
     o    Touch sensitive screen
     o    On-screen keyboard
     o    Simple and uniform user interface

Available applications:

     o Watch TV and movies on a wireless screen - anywhere in range of transmitter
     o Use the Pad as a worldwide telephone via a Voice over Internet (VoIP) service provider
     o    Connect the Pad to your home PC to share and view files.
     o Connect to your home PC desktop and use any program on your home computer from the Pad.
     o Get connected with your friends and family through the chat client or IM/instant messenger service.
     o    Send and receive E-mail.
     o    Store and administer bookmarks to your favorite applications.
     o    Control your home appliances via remote control.
     o    Listen to MP3 files and Internet radio.
     o Connect external USB devices, such as keyboard, mouse, memory stick and camera flash cards. o Stream media files through the media player.

SOFTWARE TECHNOLOGIES

     Divine Logic 2000 is an anti-piracy software program that was developed to prevent the theft of electronic information and unauthorized copying of software. Applications for this product could be in the computer industry, the music CD industry, the DVD movie industry, video games and MP3. This technology has the ability to detect when a copy is being made of any file, without limitation to only executable files. Divine Logic detects the pirated software, and Program Immune Virus eliminates or destroys it. The developer, Shaju Chacko, has indicated that the program cannot be detected or debugged using any assembly language. Divine Logic 2000 checks graphic files, movie files, text files, etc. This software can be installed directly during the assembly of the computer by the manufacturer, or can be installed indirectly with a CD.

     ONSLR e2001 is a computer software product that was developed for use in various computer systems running Microsoft operating systems. Its purpose is to provide:

     o    significant processor speed acceleration,
     o    significant graphics display acceleration,
     o    significant drive acceleration, and
     o    convenient keyboard enhancements.

INDUSTRY BACKGROUND/MARKET FOR ANTI-PIRACY SOFTWARE

     Losses related to the unauthorized reproduction and use of music CDs present a continuing concern for the recording industry as well as performing artists. According to the Recording Industry Association of America, a national trade organization, the recording industry loses currently about $4.2 billion annually to global piracy of recorded music. The widespread use of new technologies enables the distribution of music files electronically via the Internet, further exacerbating the piracy problem.

     The cost of producing good quality copies of CDs has been declining steadily over the past four years. Until recently, to produce good quality CDs required a significant investment. Recent developments in consumer electronics technology have enabled consumers to purchase a CD burner (recorder) from a local retail outlet for as little as $100. CD burners now often are bundled with new computers. Blank recordable discs are widely available for less than $0.50. With this technology, even the casual user can easily copy unprotected CDs.

     Additionally, it is now possible to easily download music via the Internet due to the widespread use of MP3 compression technology. This technology has made the Internet a feasible vehicle for the electronic transmission of music. Today there are thousands of websites offering music files in MP3 format. According to a recent survey, 1.9 billion music tracks are exchanged or downloaded each month on one popular website. Additionally, there exists today many peer to peer file sharing services and software that facilitates the exchange of music without a central server. Most of the music being downloaded, however, is pirated; i.e., no royalties are being paid to the artists or to the record companies that produced this music. The music industry, in an effort to gain a foothold in this market and limit the consequences of piracy has launched various subscription services allowing online access to music for a monthly fee. Subscribers use the service to download music files to their computers. The downloaded music is, however, locked to the computer and may not be moved from the computer to which it was downloaded, thereby interfering with consumers' enjoyment of the music. According to a recent report by Jupiter, portability is a priority for on-line music subscribers.

     Attempts by third parties to circumvent copy protection technologies have been and are expected to be a persistent problem, despite the United States Digital Millennium Copyright Act. Effective as of May 2000, the Act outlaws copy protection circumvention devices and technologies and provides for both criminal and civil penalties for companies or individuals who import, produce or distribute devices designed to circumvent copy protection devices and technologies.

     Several companies have developed copy protection technologies to prevent unauthorized CD burning. These have gained the interest of the major music labels and others in the music industry. To management's knowledge, to date no commercial contracts have been announced respecting the license or other use of any of the available technologies or products providing copy protection for audio content distributed on CDs.

COMPETITION

Battery Competition

     The battery market is highly competitive. There are numerous manufacturers both in the United States and overseas. Many of these manufacturers have high brand recognition and established market shares with customer-perceived quality. Batteries under development today use the following chemical components, all of which have drawbacks. They are:

     Lead Acid--which is heavy (low energy density) and is toxic; Sodium Sulfur-which required high temperatures, is explosive, and required expensive packaging;

     Nickel-Cadmium- that required expensive materials, is a carcinogen and has a high memory effect;

     Nickel metal hydride- which requires expensive material, has limited temperature range and has a high self-discharge rate; Lithium polymer- which required expensive materials, is explosive, has power density and requires long term development; Flywheel- requires long term development.

Software Competition

Anti-Piracy Software

     To our knowledge, there are currently four other companies active in the field of designing and developing technology designed to prevent the unauthorized copying of compact discs. MidbarTech, a private Israeli company, has a solution that has been, to our knowledge, tested by the major labels in Europe and the United States and is currently marketed under the tradename "Cactus Data Shield". We believe that Sony also has a product that it is marketing to the industry under the tradename "Key2Audio". SunnComm, a U.S. based company whose securities are traded on over-the-counter market, publicly announced the execution of use agreements for CD anti-copy technology. Finally, a company called TTR Technologies, Inc. has anti-piracy software in development.

Speed Acceleration Software

     We are not aware of any other software product on the market designed to accelerate the processor speed. Generally, the speed of the computer is regulated by hardware. Our product is innovative, and to the best of our knowledge, unique.

INTELLECTUAL PROPERTY

     Prior to his relationship with us in 1993, Mr. Szymanski had been developing a battery with greater storage capacity (density) using aluminum, magnesium and zinc. On April 8, 1993, Mr. Szymanski filed a Patent Application for an "Emergency Reserve Battery". On April 9, 1993, Mr. Szymanski assigned that Patent Application to us in exchange for 15,000,000 shares of the Company's Common Stock. That Patent Application is still pending in the United States Patent and Trademark Office.

     On August 28, 2000, we entered into an exclusive license agreement with Divine Logic for the exclusive worldwide marketing rights to the Divine Logic software. We will be required to pay 27.5% of the gross revenues from all sales of the software to Divine Logic. The term of this contract, referred to as the "license period" is defined to be in force "for so long as there is any proprietary rights or interest in the Confidential Information or the Intellectual Property, starting on the Effective Date." The Effective Date was August 28, 2000. There are no license fees due, nor are there any royalties due and payable until such time as we generate revenue from the sale of the Divine Logic software. The license is assignable and transferable.

     On May 4, 2001, we entered into an exclusive worldwide license agreement, effective December 12, 2000 with ONSLR e2000 and a group of individuals, namely, Nick Mascia, Amit Kumar Singh, Kushal Kumar and Kashal Kumar for the exclusive worldwide marketing rights to the ONSLR e2000 software. We were required to pay $25,000 as an advance payment against any future royalties. We are not required to make any future payments until the royalties owed to ONSLR exceed $25,000. Mr. Mascia, the individual that introduced us to the Licensor, is being paid a finder's fee in the form of a share in the royalty.

     On April 16, 2004, we entered into an exclusive license agreement with Haynes Enterprises, Inc., which is owned by our President, James Schuler, for the exclusive rights in the United States for all technologies produced by Haynes Enterprises. We issued 2,000,000 shares of our restricted common stock upon execution of the agreement, and we are required to pay a $25,000 licensing fee within 90 days. In addition, we will pay 2.5% of our net sales under each licensing agreement. Under the terms of each licensing agreement, we are required to make minimum royalty payments each year as follows:

         Year One                   $100,000
         Year Two                   $250,000
         Year Three                 $500,000
         Year Four                  $750,000
         Year Five and after      $1,000,000

     In the event that we are unable to reach the guaranteed minimum royalty payments each year, we are required to make up the difference in cash.

     On April 16, 2004, we entered into an exclusive license agreement with Screen Media Technology AS, which is owned by our President, James Schuler, for the exclusive rights in the United States for all technologies produced by Screen Media Technology. We issued 3,000,000 shares of our restricted common stock upon execution of the agreement, and we are required to pay a $25,000 licensing fee within 90 days. In addition, we will pay 2.5% of our net sales under each licensing agreement. Under the terms of each licensing agreement, we are required to make minimum royalty payments each year as follows:

         Year One                   $100,000
         Year Two                   $250,000
         Year Three                 $500,000
         Year Four                  $750,000
         Year Five and after      $1,000,000

     In the event that we are unable to reach the guaranteed minimum royalty payments each year, we are required to make up the difference in cash.

EMPLOYEES

         Presently, we have two employees. They are:

         o James Schuler, President; and
         o Clifton Douglas, Vice President, Secretary.

         We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

     We maintain our principal office at 1141 Harbor Bay Parkway, Suite 203, Alameda, California 94502. Our telephone number is (510) 769-4600 and our facsimile number is (510) 769-4610. The offices are leased from our President, James Schuler, on a month-to-month basis. The office space is approximately 700 square feet, and we have access to an adjoining conference room. Our monthly rent is $1,200. This space is adequate for our current needs but we believe we will need to expand in the next 12 month. We have the ability to expand up to an additional 700 square feet in our current location on the ratio of rent to square feet.

     We previously maintained our principal office at 340 North Sam Houston Parkway East, Suite 250, Houston, Texas 77060. That office was leased from a non-related party under a three year lease that commenced October 23, 2001 at an annual rental of $34,438 payable in monthly installments of $2,870. In February of 2003, we were asked to leave the premises due to our failure to make our lease payments. The space has not be re-leased to a third party, and we continue to incur rent obligations under that lease. LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                       Age              Position
--------------------------------------------------------------------------------
James R. Schuler           67               President and Director
Clifton D. Douglas         75               Chief Chief Financial Officer, Secretary, Treasurer and Director
Richard Szymanski          62               Director

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

     Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

     James R. Schuler has served as President since December 2003 and a Director of our Company since August 1998. Presently, Mr. Schuler is the President and CEO of TransUnited Partners, Inc. of Pacifica, California, having been with that company since 1998. Also since 1998 through the present, Mr. Schuler is CEO to Octobot International LLC (formerly S-Cube Investments, LLC) where he has been forming a technology cooperative among new technology companies. Previously, Mr. Schuler co-founded a research and development company in 1994 called Add-Vision, Inc., which produced a new illumination technology made up of a revolutionary thin, flat, programmable display product with multiple uses (called Intelligent Illumination). He remained with Add-Vision until 1998. Prior to that, Mr.
Schuler served as President and CEO to a transportation relocation company called Relocation Controls Corporation, and to petroleum refining administrative company that he founded called Transatlantic Petroleum. Mr. Schuler received a Bachelor of Science Degree in Finance and Business Administration from the University of North Carolina.

     Clifton D. Douglas has served as Secretary/Treasurer and Director since July 1996, overseeing and managing all of the accounting and financial affairs of the Company. From 1990 though 1995, Mr. Douglas was Vice President of Tiger Oil and Gas, Inc., Latin America Trading Company and Petrorental Internacionales, S.A., where he was responsible for operations in Mexico and Latin America. Mr. Douglas continues to work as a financial consultant in the areas of oil, gas and real estate construction. In 1953, Mr. Douglas received a Bachelor of Science in Accounting from Arizona State University.

     Richard A. Szymanski is a director of our Company, a position he has held since December 2003. Previously, Mr. Szymanski served as our President, Chairman of the Board of Directors and CEO of our Company, serving in these capacities since our incorporation in April 1993 until November 2003. Mr. Szymanski previously served as Vice President and Technical Director of World Book Encyclopedia Science Service for several years where he maintained a staff of professional science writers and photographers for the purpose of writing and illustrating major scientific events, including: exclusive coverage of the seven original astronauts, organizing all photo coverage including space launchers at Cape Kennedy, and the initial heart transplants performed in Houston, Texas.

EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                                                                           Other
                                                           Annual      Restricted      Options       LTIP
  Name & Principal                Salary       Bonus       Compen-        Stock          SARs       Payouts        All Other
      Position          Year        ($)         ($)       sation ($)    Awards ($)       (#)          ($)        Compensation
--------------------- --------- ------------ ----------- ------------ -------------- ------------- ------------ --------------
James R. Schuler,      2003 (1)       0           0            0            0            0              0             0
President
--------------------- --------- ------------ ----------- ------------ -------------- ------------- ------------ --------------
Richard Szymanski,     2003 (2)       0           0            0            0        2,340,000          0             0
President              2002           0           0            0            0            0              0             0
                       2001           0           0            0            0        1,111,111 (3)      0             0
--------------------- --------- ------------ ----------- ------------ -------------- ------------- ------------ --------------
Clifton Douglas,       2003           0           0            0            0        1,709,750          0             0
CFO
--------------------- --------- ------------ ----------- ------------ -------------- ------------- ------------ --------------

     (1)  Represents the period from December 14, 2003 to December 31, 2003.
     (2)  Represents the period from January 1, 2003 to December 14, 2003.
     (3) Mr. Szymanski received 1,111,111 shares of common stock in lieu of his salary of $100,000. The shares were valued at $0.09 per share.

Option/SAR Grants in Last Fiscal Year

During the fiscal year ended December 31, 2003, no stock or stock options were granted.

     Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending December 31, 2003.

Equity compensation plan information

         None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our offices are leased from our President, James Schuler, on a month-to-month basis. The office space is approximately 700 square feet, and we have access to an adjoining conference room. Our monthly rent is $1,200. We have the ability to expand up to an additional 700 square feet in our current location on the ratio of rent to square feet.

     On April 16, 2004, we entered into exclusive licensing agreements for technologies developed by Haynes Enterprises and Screen Media Technology AS, two companies owned by our President, James Schuler. The licensing agreements are exclusive in area to the United States of America. In consideration of the granting of such licenses, we shall pay to each Haynes Enterprises and Screen Media Technology $25,000 within 90 days and we issued 3,000,000 shares of our common stock to Screen Media Technology AS and 2,000,000 shares of our common stock to Haynes Enterprises upon execution of the agreements. In addition, we will pay 2.5% of our net sales under each licensing agreement. Under the terms of each licensing agreement, we are required to make minimum royalty payments each year as follows:

         Year One                   $100,000
         Year Two                   $250,000
         Year Three                 $500,000
         Year Four                  $750,000
         Year Five and after      $1,000,000

In the event that we are unable to reach the guaranteed minimum royalty payments each year, we are required to make up the difference in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of June 2, 2004

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------

James R. Schuler                Common Stock        6,487,500 (4)       8.11%                6.52%
1141 Harbor Bay Parkway
Suite 203
Alameda, California 94502

Clifton Douglas                 Common Stock        2,013,125 (5)       2.52%                2.02%
1141 Harbor Bay Parkway
Suite 203
Alameda, California 94502

Richard Szymansky               Common Stock       12,877,613 (6)      16.09%               12.94%
1141 Harbor Bay Parkway
Suite 203
Alameda, California 94502

All Officers and Directors      Common Stock       21,378,238          26.72%               21.48%
As a Group (3 persons)

----------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 2, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 80,012,938 shares of common stock outstanding.

(3) Percentage based on 99,512,938 shares of common stock outstanding.

(4) Includes 3,000,000 shares owned by Screen Media Technology AS and 2,000,000 shares owned by Haynes Enterprises, both of which Mr. Schuler has a controlling interest in.

(5) These shares are held in the name of the Douglas Family Trust, of which Mr. Douglas is the Trustee.

(6) These shares are held in the name of the Richard Szymanski Trust, of which Mr. Szymanski is the Trustee.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue up to 100,000,000 shares of common stock, par value $.00005. As of June 2, 2004, there were 80,012,938 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We filed a preliminary proxy on May 28, 2004 with the Securities and Exchange Commission, which is currently being reviewed, asking a majority of our shareholders to authorize the increase in our authorized shares of common stock. Upon filing the definitive proxy we will have a shareholders meeting at which we will ask the shareholders to approve an increase in our number of authorized shares of common stock.

     We have engaged Olde Monmouth Stock Transfer Co., Inc., located in Atlantic Highlands, New Jersey, as independent transfer agent or registrar.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $.01. As of June 2, 2004, there were no shares of Preferred stock issued and outstanding.

OPTIONS

     None.

WARRANTS


     In connection with a Securities Purchase Agreement dated April 27, 2004, we have issued 1,000,000 warrants to purchase shares of common stock and we are obligated to issue an additional 500,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share.


CONVERTIBLE SECURITIES


     Not including approximately 1,000,000 shares of common stock issuable upon exercise of outstanding options and warrants and 500,000 warrants that we are obligated to issue in the near future, approximately 45,454,546 shares of common stock are issuable upon conversion of outstanding promissory notes issued pursuant to the Securities Purchase Agreement dated April 27, 2004. The 500,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated April 27, 2004, which requires that 500,000 warrants be issued together with $250,000 in convertible notes within five business days from the effective date of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 27, 2004 for the sale of (i) $750,000 in convertible notes, and (ii) warrants to purchase 1,500,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these convertible notes and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

     o    $250,000 was disbursed on April 27, 2004;

     o    $250,000was disbursed on June 11, 2004; and

     o $250,000 will be disbursed within five business days of the effectiveness of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.

     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.


     The notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.08; or
     o 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     The full principal amount of the convertible notes are due upon default under the terms of convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (3)           (3)

------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    24,723,108       23.61%         Up to          4,211,207      4.99%           --            --
(2)                                                   6,918,600
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------
AJW Qualified         28,186,296       26.05%         Up to          4,211,207      4.99%           --            --
Partners, LLC (2)                                     7,887,750
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     13,936,365       14.83%         Up to          4,211,207      4.99%           --            --
(2)                                                   3,900,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------
New Millennium         2,836,050        3.42%         Up to            955,525      1.18%           --            --
Capital Partners                                      793,650
II, LLC (2)                                           shares of
                                                      common stock
------------------- ----------------- ------------- --------------- ------------ -------------- ------------ -------------

* This column represents an estimated number, assuming the conversion of the full $750,000 of secured convertible notes and warrants, based on a conversion price as of a recent date of June 2, 2004 of $.011, divided into the principal amount.

** These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible notes, if the convertible notes had actually been converted on June 2, 2004, the conversion price would have been $.011. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

Terms of Convertible Notes

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 27, 2004 for the sale of (i) $750,000 in convertible notes and (ii) a warrants to buy 1,500,000 shares of our common stock.

     The investors are obligated to provide us with the funds as follows:

     o    $250,000 was disbursed on April 27, 2004;


     o    $250,000 was disbursed on June 11, 2004; and


     o $250,000 will be disbursed within five business days of the effectiveness of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.


     Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.


     The notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.08; or

     o 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     The full principal amount of the convertible notes are due upon default under the terms of convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $250,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the convertible notes per month plus accrued and unpaid interest.

     The warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share. Upon the expiration of 105 days from the date of issuance of the warrants, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 27, 2004.

     Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

     The conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     The selling stockholders have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

Sample Conversion Calculation


     The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $750,000 of notes on July 26, 2004, a conversion price of $0.011 per share, the number of shares issuable upon conversion would be:


$750,000/$.011 =  68,181,819 shares

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible notes, based on market prices 25%, 50% and 75% below the market price, as of July 26, 2004 of $0.03.



                                                 Number
                 Price      With Discount          of                % of
% Below          Per            at               Shares           Outstanding
Market          Share          45%              Issuable            Stock
-----------    ------        --------          ----------           -------
25%            $.0225        $.012375          60,606,061           43.10%
50%             $.015         $.00825          90,909,091           53.19%
75%            $.0075        $.004125         181,818,182           69.44%


LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

     Malone & Bailey, PLLC, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Redox Technology Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                          REDOX TECHNOLOGY CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and December 31, 2002

         Report of Independent Auditor                                  F-1
         Balance Sheet                                                  F-2
         Statement of Expenses                                          F-3
         Statement of Changes in Stockholders Deficit                   F-4
         Statement of Cash Flows                                        F-6
         Notes to Financial Statements                                  F-7 to
                                                                        F-10

For the Three Months Ended March 31, 2004 and March 31, 2003

         Balance Sheet                                                  F-11
         Statement of Expenses                                          F-12
         Statement of Cash Flows                                        F-13
         Notes to Financial Statements                                  F-14

                           INDEPENDENT AUDITORS REPORT

To the Board of Directors
Redox Technology Corporation
(A Development Stage Company)
Houston, Texas

We have audited the accompanying balance sheets of Redox Technology Corporation (a development stage company), as of December 31, 2003, and the related statements of expenses, stockholders' deficit, and cash flows for each of the two years then ended and the period from April 9, 1993 (Inception) through December 31, 2003. These financial statements are the responsibility of Redox's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redox Technology Corporation, as of December 31, 2003, and the results of its operations and its cash flows for each of the two years then ended and the period from April 9, 1993 (Inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Redox will continue as a going concern. As discussed in Note 2 to the financial statements, Redox has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY, PLLC
Houston, Texas
www.malone-bailey.com

April 15, 2004

                          REDOX TECHNOLOGY CORPORATION

                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 2003
                                   (Restated)

Total Assets                                                      $         -
                                                                  ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

         LIABILITIES

Accounts payable                                                  $   147,964
Accrued expenses                                                      209,996
Accrued interest on note payable to founder                           135,640
Due to related party                                                   15,000
Note payable to founder                                               509,163
                                                                  -----------
         Total Liabilities                                          1,017,763
                                                                  -----------
Commitments and contingency

         STOCKHOLDERS' DEFICIT

Convertible Preferred stock, $.001 par, 10,000,000
         shares authorized, none issued and outstanding
Common stock, $.00005 par, 100,000,000 shares
         authorized, 70,885,879 shares outstanding                      3,544
Additional paid in capital                                          4,732,408
Deficit accumulated during the development stage                   (5,753,715)
                                                                  -----------
         Total Stockholders' Deficit                               (1,017,763)
                                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $         -
                                                                  ===========


          See accompanying summary of accounting policies and notes to financial statements.

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                             STATEMENTS OF EXPENSES
                Years Ended December 31, 2003, and 2002, and the
                  Period from April 9, 1993 (Inception) Through
                                December 31, 2003
                                  (Restated)

                                                                    Inception
                                                                     Through
                                                                     Dec. 31,
                                     2003             2002             2003
                                  -----------      -----------      -----------
General & administrative

-        cash                     $   199,666      $   221,729      $ 1,710,423
-        non-cash                     231,333          368,422        3,621,352
-        warrants                       3,698                -            3,698
Research & development                 35,000           49,083          150,965
Interest expense                       50,916           49,341          201,395
Depreciation                                -            7,436           53,959
Impairment expense                          -           11,923           11,923
                                  -----------      -----------      -----------
Net loss                          $  (520,613)     $  (707,934)     $(5,753,715)
                                  ===========      ===========      ===========

Basic and diluted net loss
      per common share                  $(.01)           $(.01)

Weighted average common
         shares outstanding        66,707,990       61,817,563

          See accompanying summary of accounting policies and notes to financial statements.

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
         Period from April 9, 1993 (Inception) Through December 31, 2003
                                   (Restated)

                                                            Preferred Stock                     Common Stock
                                                        Shares              $              Shares             $
                                                      ----------         -------         -----------        ------
Shares issued
-        to founder for patent                                 -         $     -          15,000,000        $1,500
-        for acquisition of DCUSA                                                          3,000,000           300
 Reverse 1 for 10 stock split                                  -               -         (16,200,000)            -
 Options issued to 5 directors
     for services rendered                                     -               -                   -             -
 Options exercised by 5 directors                              -               -             300,000           300
 Forward 20 for 1 stock split                                  -               -          39,900,000             -
 Additional shares issued due
     to error in original split                                -               -           2,100,000           105
 Options issued for services                                   -               -                   -             -
 Options exercised by an officer                               -               -           1,000,000            50
 Shares issued for services                            6,000,000           6,000           3,902,088           195
 Conversion of preferred stock to
     common stock                                     (1,000,000)         (1,000)          5,000,000           250
 Shares issued for note payable
     to founder                                                -               -           4,143,857           207
 Shares issued for settlement                                  -               -             250,000            12
 Shares issued for cash                                        -               -           1,000,000            50
 Cancellation of preferred shares                     (5,000,000)         (5,000)                  -             -
 Deficit accumulated during the
     development stage                                         -               -                   -             -
                                                      ----------         -------         -----------        ------
 Balances at December 31, 2001                                 -               -          59,395,945         2,969

 Shares issued for

-        services                                              -               -           4,348,294           218
 Net loss                                                      -               -                   -             -
                                                      ----------         -------         -----------        ------
 Balances at December 31, 2002                                 -               -          63,744,239         3,187

 Shares issued for

-        services                                              -               -           6,166,660           308
-        accrued expenses                                      -               -             874,980            44
-        settlement                                            -               -             100,000             5
 Warrant expense                                               -               -                   -             -
 Net loss                                                      -               -                   -             -
                                                      ----------         -------         -----------       -------
 Balances at December 31, 2003                                 -         $     -          70,885,879       $ 3,544
                                                      ==========         =======         ===========       =======


          See accompanying summary of accounting policies and notes to financial statements.

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
         Period from April 9, 1993 (Inception) Through December 31, 2003
                                   (Restated)

                                                                                    Deficit
                                                                                  Accumulated
                                                                Additional         During The
                                                                  Paid in         Development
                                                                  Capital            Stage               Totals
                                                                -----------        -----------         -----------
Shares issued
-        to founder for patent                                  $         -         $        -         $     1,500
-        for acquisition of DCUSA                                      (300)                 -                   -
 Reverse 1 for 10 stock split                                             -                  -                   -
 Options issued to 5 directors
     for services rendered                                           14,700                  -              14,700
 Options exercised by 5 directors                                         -                  -                 300
 Forward 20 for 1 stock split                                             -                  -                   -
 Additional shares issued due
     to error in original split                                        (105)                 -                   -
 Options issued for services                                        129,950                  -             129,950
 Options exercised by an officer                                          -                  -                  50
 Shares issued for services                                       2,547,087                  -           2,553,282
 Conversion of preferred stock to
     common stock                                                       750                  -                   -
 Shares issued for note payable
     to founder                                                   1,146,260                  -           1,146,467
 Shares issued for settlement                                       122,488                  -             122,500
 Shares issued for cash                                             119,950                  -             120,000
 Cancellation of preferred shares                                     5,000                  -                   -
 Deficit accumulated during the
     development stage                                                    -         (4,525,168)         (4,525,168)
                                                                -----------        -----------         -----------
 Balances at December 31, 2001                                    4,085,780         (4,525,168)           (436,419)

 Shares issued for

-        services                                                   368,204                  -             368,422
 Net loss                                                                 -           (707,934)           (707,934)
                                                                -----------        -----------         -----------
 Balances at December 31, 2002                                    4,453,984         (5,233,102)           (775,931)

 Shares issued for

-        services                                                   226,026                  -             226,334
-        accrued expenses                                            43,705                  -              43,749
-        settlement                                                   4,995                  -               5,000
 Warrant expense                                                      3,698                  -               3,698
 Net loss                                                                 -           (520,613)           (520,613)
                                                                -----------        -----------         -----------
 Balances at December 31, 2003                                  $ 4,732,408        $(5,753,715)        $(1,017,763)
                                                                ===========        ===========         ===========


          See accompanying summary of accounting policies and notes to financial statements.

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                Years Ended December 31, 2003, and 2002, and the
        Period from April 9, 1993 (Inception) Through December 31, 2003
                                   (Restated)


                                                                                                        Inception
                                                                                                         Through
                                                                                                        Dec. 31,
                                                                 2003                 2002                 2003
                                                             ----------           -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                     $ (520,613)          $  (707,934)         $(5,753,715)
Adjustments to reconcile
    net loss to cash used by
    operating activities:
Stock issued for lawsuit                                          5,000                     -              127,500
Stock issued for patent                                               -                     -                1,500
Stock issued for services                                       226,334               368,422            3,292,687
Warrant expense                                                   3,698                     -                3,698
Depreciation                                                          -                 7,436               53,959
Impairment expense                                                    -                11,923               11,923
Change in:
    Deposits                                                          -                 2,870                    -
    Accounts payable                                              8,918                69,300              147,964
    Accrued expenses                                            209,996                43,749              319,500
    Accrued interest on note payable
      to founder                                                 50,916                49,341              135,640
                                                             ----------           -----------          -----------
NET CASH USED IN OPERATING ACTIVITIES                           (15,751)             (154,893)          (1,659,344)
                                                             ----------           -----------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                              -                     -              (65,882)
                                                             ----------           -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Sales of common stock                                                 -                     -              120,350
Proceeds from note payable to
    related party                                                12,175               139,588            1,586,301
Advances by related party                                         3,576                15,000               18,575
                                                             ----------           -----------          -----------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                     15,751               154,588            1,725,226
                                                             ----------           -----------          -----------
NET CHANGE IN CASH                                                    -                  (305)                   -
CASH AT BEGINNING OF PERIOD                                           -                   305                    -
                                                             ----------           -----------          -----------
CASH AT END OF PERIOD                                        $        -           $         -          $         -
                                                             ==========           ===========          ===========

SUPPLEMENTAL DISCLOSURES:
Interest paid                                                $        -           $         -          $         -
Income taxes paid                                                     -                     -                    -

NONCASH ACTIVITIES:
Note to founder and accrued interest
    exchanged for common stock                               $        -           $         -          $ 1,146,467
Stock for accrued expense                                        43,749                     -               43,749


          See accompanying summary of accounting policies and notes to financial statements.

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. On April 15, 1988 Family Health Systems, Inc. formed DCUSA Corporation as a wholly owned subsidiary, receiving 3,000,000 shares of DCUSA. DCUSA was incorporated in Delaware on April 25, 1988.

On April 9, 1993, DCUSA was acquired through a reverse acquisition by Richard Szymanski, a sole proprietor, and on June 1, 1993 the name was changed to Redox Technology Corporation ("Redox").

In the acquisition, Mr. Szymanski received 83%, or 15,000,000 shares of DCUSA in exchange for a pending patent application for an Emergency Reserve Battery.

Estimates and assumptions that affect amounts reported are used by management to prepare these financial statements and accompanying footnotes in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statements of cash flows, Redox considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Depreciation was provided on the property and equipment used by Redox using the straight line method over an estimated useful life of five years for all computers, equipment and furniture. Assets purchased in 1994 from the founder were recorded at the founder's original cost less an appropriate reserve for accumulated depreciation. The assets had no remaining book value at December 31, 2002.

Income taxes. Redox recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Redox provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted loss per common share is calculated by dividing the net loss by the weighted average shares outstanding. There are no dilutive securities.

Stock options and warrants. Redox accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Redox recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant.

Recently issued accounting pronouncements. Redox does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Redox's results of operations, financial position or cash flow.

Restatements of 2003 and 2002 were made. See Note 13 for details.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, Redox has recurring net losses of $520,613 and $707,934 in 2003 and 2002, respectively, and has an accumulated deficit of $5,753,715 as of December 31, 2003. These conditions create an uncertainty as to Redox's ability to continue as a going concern. Management is trying to raise additional capital through sales of its common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if Redox is unable to continue as a going concern.

NOTE 3 - NOTE PAYABLE TO FOUNDER

Mr. Syzmanski has loaned Redox $1,586,301 from inception through December 31, 2003. These advances have historically been recorded as contributions to capital, but management determined in 2004 that all prior contributions were in fact loans and all amounts have been reclassified as such as of the date the funds were received by Redox. Interest of 10% has been accrued. Accrued interest as of December 31, 2003 totaled $135,640.

On February 18, 2001, Redox issued the founder 4,143,857 shares of common stock in exchange for the principal of $1,080,712 and accrued interest of $65,755 and services of $386,760. The share price used was the then trading price of $.37 per share.

NOTE 4 - INCOME TAXES

Deferred tax assets                           $ 784,432
Less: valuation allowance                      (784,432)
                                              ---------
Net deferred taxes                            $       -
                                              =========


Redox has net operating loss carryforwards of approximately $2,300,000 as of December 31, 2003 which expires between 2008 and 2023.

NOTE 5 - CAPITAL

COMMON STOCK

Redox is authorized to issue up to 100,000,000 shares of its $.00005 par value common stock. The holders of common stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds, only after all dividends declared and due to preferred shareholders have been paid. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Upon liquidation or dissolution of Redox, the holders of common stock are entitled to share ratably in all assets of Redox that are legally available for distribution, after payment of all debts and other liabilities and subject to the priority rights of any holders of preferred stock then outstanding.

CONVERTIBLE PREFERRED STOCK

Redox is authorized to issue up to 10,000,000 shares of its $.001 par value preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined by the Board of Directors, and may include voting rights, preferences as to dividends and liquidation, limitations and relative rights provisions.

NOTE 6 - STOCK ISSUANCES

At inception, Redox issued 15,000,000 shares of common stock to the founder in exchange for a pending patent. The shares were valued at par because all costs incurred by the founder were previously expensed as research and development. The total value of the issuance was $1,500. In connection with the reverse acquisition, Redox issued 3,000,000 shares to the former shareholders of DCUSA at par for a total value of $300.

On June 25, 1993, the board of directors approved a reverse 10 to 1 split of the common stock, decreasing the then 18,000,000 shares outstanding to 1,800,000 shares outstanding.

On July 20, 1993, Redox issued 300,000 options to purchase Redox's common stock to 5 directors for services performed at an exercise price of par or $.00005 per share. The options were immediately exercised upon grant and recorded at their fair value of $.05 per share or $15,000.

On May 26, 1994, the board of directors approved a forward 20 for 1 split of the common stock, increasing the then 2,100,000 shares outstanding to 42,000,000 shares outstanding. In error, an additional 2,100,000 shares were issued in connection with the split effectively making it a 21 for 1 split with 44,100,000 shares outstanding following the split. The board has decided to leave the split as issued at 21 for 1.

On July 6, 1995 Redox issued 300,000 shares to First London for consulting services. The shares were valued at fair value of $.05 per share or $15,000.

On July 1, 1996 Redox issued 1,000,000 options to purchase Redox's common stock to an officer for an exercise price of par or $.00005 per share. The options were immediately exercised upon grant and recorded at the then trading price of $.13 per share or $130,000.

On August 8, 1996, Redox issued 6,000,000 shares of Redox's preferred stock to the founder for past services valued at the then trading price of $.09 per share for a total of $540,000. The preferred stock was convertible to common stock on a 5 for 1 ratio.

On September 26, 1997, Redox issued 300,000 shares to a consultant for services performed. The shares were valued at the then trading price of $2.62 per share for a total value of $786,000.

In September 1998, the founder converted 1,000,000 shares of preferred stock to 5,000,000 shares of common stock.

In January 2000, Redox issued 250,000 shares of its common stock to two former consultants to settle a lawsuit. Redox recorded a settlement expense of $122,500 based on the then trading price of $.49 per share.

On July 14, 2000, the founder returned the remaining 5,000,000 shares of preferred stock to Redox.

On April 24, 2001, Redox raised $120,000 through a private placement by selling 1,000,000 shares of common stock at $.12 per share to a single individual.

On July 18, 2001, Redox issued a total of 3,302,088 shares of common stock to two officers and a consultant valued at the then trading price of $.25 per share for a total value of $825,522.

In the second quarter of 2002, Redox issued 2,923,044 shares of common stock to employees, a director, and a consultant. The services were valued at $.09 per share for a total value of $263,074.

In the third quarter of 2002, Redox issued 661,100 shares of common stock to employees, a director, and a consultant. The services were valued at $.09 per share for a total value of $59,499.

In the fourth quarter of 2002, Redox issued 764,150 shares of common stock to employees, a director and a consultant. The services were valued at $.06 per share for a total value of $45,849.

On April 2, 2003, Redox issued 100,000 shares of common stock for a settlement valued at the then trading price of $.05 per share for a total value of $5,000.

On May 20, 2003, Redox issued a total of 2,066,660 shares of common stock for services valued at the then trading price of $.05 per share for a total value of $103,333. On May 20, 2003 issued 874,980 for accrued expenses of $43,749.

On October 9, 2003, Redox issued 3,600,000 shares of common stock to two consultants valued at the then trading price of $.03 per share for a total value of $108,000.

On October 22, 2003, Redox issued 500,000 shares of common stock to a consultant valued at the then trading price of $.03 per share for a total value of $15,000.

NOTE 7 - WARRANTS

In April 2003, Redox issued 100,000 warrants to a consultant to purchase 100,000 shares of Redox common stock for $.04 per share. The warrants have a one year life and vest immediately. The warrants fair value totaled $3,698 which has been expensed in the year ended December 31, 2003.

The weighted average fair value of the stock warrants granted during 2003 was approximately $.04. Variables used in the Black-Scholes option-pricing model include (1) 1.5% risk-free interest rate, (2) expected warrant life is the actual remaining life of the warrants as of each year end, (3) expected volatility is approximately 209%, and (4) zero expected dividends.

NOTE 8 - COMMITMENT AND CONTINGENCY

Redox's office lease is $2,870 per month and expires October 31, 2004. Redox incurred rent expense of approximately $34,440 and $34,000 in 2003 and 2002 respectively. Redox broke their lease in February 2003. As of April 15, 2004, the space has not been re-leased and Redox continues to incur rent obligations under the lease. Redox currently offices in the office of Redox's president pursuant to an oral month to month agreement for $1,200 per month.

NOTE 9 - OFFICER COMPENSATION

There are two officers, each of whom work part time. Neither has an oral or written contract. Compensation has been in the form of shares of Redox preferred and common stock and options to purchase Redox stock.

NOTE 10 - CONTRACTS AND AGREEMENTS

On September 17, 1998, Redox entered into a license agreement with Clark University ("Clark") for the use of two patents owned by Clark. The agreement required an up front payment of $30,000 to Clark and a minimum annual payment of $35,000 to be paid to Clark as well as 5% of the gross sales of the licensed products and 20% of any payments Redox received while sub-licensing the two patents. All amounts due have been expensed. As of December 31, 2003, there have been no sales or sub-licensing under this agreement.

On August 28, 2000, Redox entered into a license agreement with Divine Software Developing Center for use of the Divine Logic Software. Redox will be required to pay a royalty of 27.5% of the gross revenues from all sales of the software. As of December 31, 2003, there have been no sales under this agreement.

On May 4, 2001 Redox entered into a license agreement effective December 12, 2000, with ONSLR for exclusive use of the ONSLR software. Redox paid $25,000 as an advance payment against any future royalties. Redox is not required to make any future payments until the royalties owed to ONSLR exceed the $25,000. As of December 31, 2003, there have been no sales under this agreement.

NOTE 11 - DUE TO RELATED PARTY

A related party advanced Redox $10,000 and $5,000 in August 2002 and November 2002 respectively on a short term basis.

NOTE 12 - SUBSEQUENT EVENTS

On January 4, 2004 Redox issued 4,219,750 shares to three officers for accrued salaries.

On April 8, 2004, Redox issued 400,000 shares for legal services.

NOTE 13 - RESTATEMENTS OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

There were several misstatements in the originally prepared December 31, 2003 and 2002 financials. See the notes below.

A summary of the restatements are as follows:

                                                         Previously                Increase
                                                           Stated                 (Decrease)           Restated
                                                         ------------             -----------         ------------
As of December 31, 2003:
Balance Sheet:
    Cash                                                 $          -             $         -         $          -
                                                         ------------             -----------         ------------
       Total assets                                      $          -             $         -         $          -
                                                         ============             ===========         ============

    Accounts payable                                     $    147,964             $         -         $    147,964
    Accrued expenses                                          291,274  (1)            (29,809)             209,996
                                                                       (3)            (51,469)
    Accrued interest on note payable to founder                     -  (1)             84,724              135,640 (3)
                                                                       (5)               (553)              51,469
    Due to related party                                       15,000                       -               15,000
    Note payable to founder                                   514,694  (1)            (17,706)             509,163
                                                                       (4)             12,175
    Common stock                                                3,544                       -                3,544
    Additional paid in capital                              4,340,117  (1)            404,466            4,732,408
                                                                       (4)            (12,175)
    Accumulated deficit                                    (5,312,593) (1)           (422,143)          (5,753,715)
                                                                       (2)            (19,532)
                                                                       (5)                553
                                                         ------------             -----------         ------------
       Total liabilities and equity                      $          -             $         -        $          -
                                                         ============             ===========         ============

For the year ended December 31, 2003:

Statement of Expenses:
    General and administrative

       - cash                                             $   199,666             $         -          $   199,666
       - non-cash                                             231,333                       -              231,333
       - warrants                                               3,698                       -                3,698
    Research & development                                     35,000                       -               35,000
    Interest expense                                           51,469  (5)               (553)              50,916
                                                          -----------             -----------          -----------
    Net income (loss)                                     $  (521,166)            $       553          $  (520,613)
                                                          ===========             ===========          ===========
Basic and diluted net loss per
    common share                                                $(.01)                      -                $(.01)
Weighted average common shares
    outstanding                                            66,707,990                       -           66,707,990

For the year ended December 31, 2002:

Statement of Expenses:

    General and administrative
       - cash                                             $   221,729             $         -          $   221,729
       - non-cash                                             368,422                       -              368,422
    Research & development                                     49,083                       -               49,083
    Interest expense                                           29,809 (2)              19,532               49,341
    Depreciation                                                7,436                       -                7,436
    Impairment                                                 11,923                       -               11,923
                                                          -----------             -----------          -----------
    Net income (loss)                                     $  (688,402)            $   (19,532)         $  (707,934)
                                                          ===========             ===========          ===========
Basic and diluted net loss per
    common share                                                $(.01)                      -                $(.01)
Weighted average common shares
    outstanding                                            61,817,563                       -           61,817,563


See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

Restatement notes:

(1) - Restatements from 2001 and prior years. Prior capital contributions were reclassified to note payable to founder; 10% interest was accrued on all amounts reclassified; previously issued stock recorded at a discount was recorded at fair value with the excess as general and administrative expense

(2) - Restatements 2002. Additional interest on note payable to founder was accrued due to reclassifications for 2002 & prior capital contributions.

(3) - Reclassification of interest on note payable to founder from accrued expenses to accrued interest on note payable to founder.

(4) - Reclassification of 2003 contributions to capital to note payable to founder

(5) - Adjustment to interest expense for additional principal on note payable and incorrect interest calculation

                          REDOX TECHNOLOGY CORPORATION

                          (A Development Stage Company)

                                  BALANCE SHEET

                                 March 31, 2004
                                   (unaudited)
                                   (Restated)

Total Assets                                                   $         -
                                                               ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

         LIABILITIES

Accounts payable                                               $   152,644
Accrued expenses                                                   253,745
Accrued interest on note payable to founder                        148,369
Due to related party                                                15,000
Note payable to founder                                            509,163
                                                               -----------
         Total Liabilities                                       1,078,921
                                                               -----------

Commitments and contingencies

         STOCKHOLDERS' DEFICIT

Convertible Preferred stock, $.001 par, 10,000,000

         shares authorized, none issued and outstanding                  -
Common stock, $.00005 par, 100,000,000 shares
         authorized, 76,046,629 shares outstanding                   3,802
Additional paid in capital                                       5,196,617
Deficit accumulated during the development stage                (6,279,340)
                                                               -----------
         Total Stockholders' Deficit                            (1,078,921)
                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $         -
                                                               ===========

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                             STATEMENTS OF EXPENSES
              Three Months Ended March 31, 2004, and 2003, and the
          Period from April 9, 1993 (Inception) Through March 31, 2004
                                   (unaudited)
                                   (Restated)

                                                                                                       Inception
                                                                                                        Through
                                                                                                        March 31,
                                                             2004                   2003                  2004
                                                          -----------            -----------          ------------
General & administrative
-        cash                                             $    48,428            $    60,603          $  1,758,851
-        non-cash                                             464,468                      -             4,085,820
-        warrants                                                   -                      -                 3,698
Research & development                                              -                      -               150,965
Interest expense                                               12,729                 12,335               214,124
Depreciation                                                        -                      -                53,959
Impairment expense                                                  -                      -                11,923
                                                          -----------            -----------          ------------
Net loss                                                  $  (525,625)           $   (72,938)         $ (6,279,340)
                                                          ===========            ===========          ============
Basic and diluted net loss
      per common share                                          $(.01)                 $(.00)
Weighted average common
      shares outstanding                                    75,819,783             63,744,239

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
              Three Months Ended March 31, 2004, and 2003, and the
          Period from April 9, 1993 (Inception) Through March 31, 2004
                                   (unaudited)
                                   (Restated)

                                                                                                       Inception
                                                                                                         Through
                                                                                                        March 31,
                                                                2004                 2003                 2004
                                                             ----------           -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                     $( 525,625)          $   (72,938)         $(6,279,340)
Adjustments to reconcile
    net loss to cash used by
    operating activities:
Stock issued for lawsuit                                              -                     -              127,500
Stock issued for patent                                               -                     -                1,500
Stock issued for services                                       464,468                     -            3,757,155
Warrant expense                                                       -                     -                3,698
Depreciation                                                          -                     -               53,959
Impairment expense                                                    -                     -               11,923
Change in:
    Accounts payable                                              4,680                16,854              152,644
    Accrued expenses                                             43,748                43,749              363,248
    Accrued interest on note payable
      to founder                                                 12,729                12,335              148,369
                                                             ----------           -----------          -----------
NET CASH USED IN OPERATING ACTIVITIES                                 -                     -           (1,659,344)
                                                             ----------           -----------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                              -                     -              (65,882)
                                                             ----------           -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Sales of common stock                                                 -                     -              120,350
Contributions to capital
    by founder                                                        -                     -            1,589,876
Advances by related party                                             -                     -               15,000
                                                             ----------           -----------          -----------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                          -                     -            1,725,226
                                                             ----------           -----------          -----------
NET CHANGE IN CASH                                                    -                     -                    -
CASH AT BEGINNING OF PERIOD                                           -                     -                    -
                                                             ----------           -----------          -----------
CASH AT END OF PERIOD                                        $        -           $         -          $         -
                                                             ==========           ===========          ===========
NONCASH ACTIVITIES:
Note to founder exchanged
    for common stock                                         $        -           $         -          $ 1,146,467
Stock for accrued expense                                             -                     -                43,74

                          REDOX TECHNOLOGY CORPORATION
                          (A Development Stage Company)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Redox Technology Corporation ("Redox"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Redox's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for 2003 as reported in the 10-KSB have been omitted.

NOTE 2 - EQUITY

Redox issued 5,160,750 shares of common stock for services valued at $464,468.

NOTE 3 - SUBSEQUENT EVENTS

Redox issued 400,000 shares of common stock for legal and consulting services valued at $14,000.

NOTE 4 - RESTATEMENTS OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

There were misstatements in the originally prepared March 31, 2004 and 2003 financials. See the notes below.

A summary of the restatements are as follows:

                                                          Previously                Increase
                                                            Stated                 (Decrease)           Restated
                                                         ------------             -----------         ------------
As of March 31, 2004:
Balance Sheet:
    Cash                                                 $          -             $         -         $          -
                                                         ------------             -----------         ------------
       Total assets                                      $          -             $         -         $          -
                                                         ============             ===========         ============
     Accounts payable                                    $    152,644             $         -         $   152,644
    Accrued expenses                                          347,890  (1)           (81,278)             253,745
                                                                       (2)           (12,867)
    Accrued interest on note payable
       to founder                                                   -  (1)            135,640              148,369
                                                                       (2)             12,867
                                                                       (4)               (138)
    Due to related party                                       15,000                       -               15,000
    Note payable to founder                                   514,694  (1)             (5,531)             509,163
    Common stock                                                3,802                       -                3,802
    Additional paid in capital                              4,804,326   (1)           392,291            5,196,617

    Accumulated deficit                                    (5,838,356)  (1)          (441,122)          (6,279,340)
                                                                        (4)               138
                                                         ------------             -----------         ------------
       Total liabilities and equity                      $          -             $         -        $          -
                                                         ============             ===========         ============

For the three months ended March 31, 2004:

Statement of Expenses:
    General and administrative
       - cash                                             $    61,295   (3)       $   (12,867)         $    48,428
       - non-cash                                             464,468                       -              464,468
    Interest expense                                                -   (4)              (138)              12,729
                                                                        (3)            12,867
                                                          -----------             -----------          -----------
    Net income (loss)                                     $  (525,763)            $      (138)         $  (525,625)
                                                          ===========             ===========          ===========

Basic and diluted net loss per
    common share                                                $(.01)                      -                $(.01)
Weighted average common shares
    outstanding                                            75,819,783                       -           75,819,783

For the three months ended March 31, 2003:

Statement of Expenses:
    General and administrative
       - cash                                             $    60,603             $         -           $   60,603
    Interest expense                                           12,778(4)                 (443)              12,335
                                                          -----------             -----------          -----------
    Net income (loss)                                     $   (73,381)            $      (443)         $  (72,938)
                                                          ===========             ===========          ===========

Basic and diluted net loss per
    common share                                                $(.01)                      -                $(.01)
Weighted average common shares
    outstanding                                            63,744,239                       -           63,744,239


Restatement notes:

(1) - Restatements from prior years. Prior capital contributions were reclassified to note payable to founder; 10% interest was accrued on all amounts reclassified; previously issued stock recorded at a discount was recorded at fair value with the excess as general and administrative expense

(2)  -    Reclassification  of interest on note  payable to founder from accrued expenses to accrued interest on note payable to founder.

(3)  -    Reclassification  of interest expense from general and  administrative to interest expense

(4)  -    Adjustment to interest expense and accrued interest on note payable to founder

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $       74.12
Accounting fees and expenses                   10,000.00*
Legal fees and expenses                        35,000.00*
Miscellaneous                                   4,925.88
        TOTAL                              $   50,000.00*
                                           =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On July 18, 2001, Redox issued a total of 3,302,088 shares of common stock to two officers and a consultant valued at the then trading price of $.25 per share for a total value of $825,522. This issuance is considered exempt by reason of Section 4(2) of the Securities Act of 1933.

         On August 19, 2002, we issued 511,100 shares to our management team and Board of Directors for their services made from January 1, 2002 through March 31, 2002 without compensation. This issuance is considered exempt by reason of
Section 4(2) of the Securities Act of 1933.

         On October 15, 2002, we issued 511,100 shares to our management team and Board of Directors for their services made from April 1, 2002 through June 31, 2002 without compensation. This issuance is considered exempt by reason of
Section 4(2) of the Securities Act of 1933.

         On November 21, 2002, we issued 764,150 shares to our management team and Board of Directors for their services made from July 1, 2002 through October 31, 2002 without compensation. This issuance is considered exempt by reason of
Section 4(2) of the Securities Act of 1933.

         On May 19, 2003, we issued 1,000,000 shares of our restricted common stock to Martin Nathan in exchange for legal services provided to us. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On May 19, 2003, we issued 100,000 shares of our restricted common stock to Robert Overholt for settlement of a lawsuit filed by Mr. Obverholt against us. The shares were issued pursuant to Section 4(2) of the Securities Act.

         On May 27, 2003, we issued 650,000 shares of our restricted common stock to as payment for legal services provided to us. The shares were issued pursuant to Section 4(2) of the Securities Act

         On June 5, 2003, we issued a total of 1,291,640 shares of our restricted common stock to three of our directors, James Schuler, Richard Szymanski and Clifton Douglas, as compensation for their services to us. The shares were issued pursuant to Section 4(2) of the Securities Act

         On April 16, 2004, we issued a total of 3,000,000 shares of our restricted common stock to Screen Media Technology AS in exchange for an exclusive license agreement for Screen Media's technology. The shares were issued pursuant to Section 4(2) of the Securities Act.

         On April 16, 2004, we issued a total of 2,000,000 shares of our restricted common stock to Haynes Enterprises in exchange for an exclusive license agreement for Haynes Enterprises' technology. The shares were issued pursuant to Section 4(2) of the Securities Act.

         To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 27, 2004 for the sale of (i) $750,000 in convertible notes and (ii) a warrants to buy 1,500,000 shares of our common stock.

         The investors are obligated to provide us with the funds as follows:

          o    $250,000 was disbursed on April 27, 2004;


          o    $250,000 was disbursed on June 11, 2004; and


          o $250,000 will be disbursed within five business days of the effectiveness of this prospectus, assuming that we are in compliance with all the terms and conditions of the Securities Purchase Agreement.


         Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

         The secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.08 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Redox or executive officers of Redox, and transfer was restricted by Redox in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Redox Technology Corporation, a Delaware corporation.

Exhibit No.       Description
-----------       -----------

3.1*^     Certificate of Incorporation, filed April 25, 1988

3.2*      By-laws

3.3       Certificate of Amendment, filed June 7, 1993

3.4**     By-laws of June 1993

3.5*^     Certificate of Amendment, filed July 5, 1994

3.6*^     Certificate of Amendment, filed September 12, 1996

3.7*^     Certificate of Amendment, filed February 19, 2001

4.1**     Designation of Convertible Preferred Stock

4.2^^     Common Stock Purchase Warrant with AJW Offshore, Ltd., dated April 27,
          2004

4.3^^     Common Stock Purchase Warrant with AJW Partners,  LLC, dated April 27,
          2004

4.4^^ Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated April 27, 2004

4.5^^ Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated April 27, 2004

4.6^^     Convertible Note with AJW Offshore, Ltd., dated April 27, 2004

4.7^^     Convertible Note with AJW Partners, LLC, dated April 27, 2004

4.8^^     Convertible  Note with AJW Qualified  Partners,  LLC,  dated April 27,
          2004

4.9^^ Convertible Note with New Millennium Capital Partners II, LLC, dated April 27, 2004

4.10^^ Securities Purchase Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.11^^ Security Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.12^^ Intellectual Property Security Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.13^^ Registration Rights Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.14^^ Escrow Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato.

4.15^^ Guaranty and Pledge Agreement, dated as of April 27, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and James R. Schuler.

4.16^^ Irrevocable Transfer Agent Instructions, dated April 27, 2004, between Redox Technology Corporation and Olde Monmouth Stock Transfer Co., Inc.

4.17      Common Stock Purchase Warrant with AJW Offshore,  Ltd., dated June 11,
          2004

4.18      Common Stock Purchase  Warrant with AJW Partners,  LLC, dated June 11,
          2004

4.19 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated June 11, 2004

4.20 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated June 11, 2004

4.21      Convertible Note with AJW Offshore, Ltd., dated June 11, 2004

4.22      Convertible Note with AJW Partners, LLC, dated June 11, 2004

4.23      Convertible Note with AJW Qualified Partners, LLC, dated June 11, 2004

4.24 Convertible Note with New Millennium Capital Partners II, LLC, dated June 11, 2004

4.25 Escrow Agreement, dated as of June 11, 2004, by and among Redox Technology Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato.

5.1^^     Sichenzia Ross Friedman Ference LLP Opinion and Consent.

10.1**    Indemnification Agreement with Richard A. Szymanski

10.2**    Indemnification Agreement with Clifton D. Douglas

10.3**    Indemnification with James R. Schuler

10.4***   License Agreement with Onsler e2000

10.5***   License Agreement with Divine Logic

10.6*^    Promissory Note with Richard Szymanski

10.7**^   License Agreement with Haynes Enterprises

10.8**^   License Agreement with Screen Media Technology AS

23.1      Consent of Malone & Bailey, PLLC (filed herewith).

23.2      Consent of legal counsel (see Exhibit 5.1).

*   Previously filed in our 1996 10-K.
**  Previously filed in our 1999 10-K,  amendment number 2.
*** Previously filed in our 2000 10-K.
*^  Previously filed in our 2000 10-K amendment
**^ Previously filed in our 2003 10-K
^^ Previously filed in our registration statement on Form SB-2, filed June 4, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Alameda, State of California, onJuly 27, 2004.


                                REDOX TECHNOLOGY CORPORATION

                                By: /s/ James R. Schuler
                                    ---------------------------------------
                                    James R. Schuler, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                               TITLE                                       DATE
---------                               -----                                       ----
/s/ James R. Schuler                    President and Director                      July 27, 2004
--------------------------------
    James R. Schuler

/s/ Clifton D. Douglas                  Chief Financial Officer and Director        July 27, 2004
--------------------------------
    Clifton D. Douglas

/s/ Richard Szymanski                   Director                                    July 27, 2004
--------------------------------
    Richard Szymanski